Exhibit 99(e)(3)


                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of August 1, 2007, between HSBC Investor Funds (the "Trust"), having an office at 3435 Stelzer Road, Columbus, OH 43219, and Foreside Distribution Services, L.P.("Distributor"), having an office at 100 Summer Street, Boston, Massachusetts 02110.

         WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest ("Shares") of each series of the Trust, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds").

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.       SERVICES AS DISTRIBUTOR.

         1.1 Distributor will act as agent of Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement of Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Trust and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.

         1.2 Consistent with the understanding between the Funds and the Distributor, Distributor may solicit orders for the sale of the Shares and may undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Trust. The Trust further understands that shareholders and potential shareholders in the Trust may invest in shares of such other investment companies. The Trust agrees that Distributor's duties to other investment companies shall not be deemed in conflict with its duties to the Trust under this Section 1.2.


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         1.3  Consistent  with  the  understanding  between  the  Funds  and the
Distributor, and subject to the last sentence of this Section 1.3, Distributor may engage in such activities as it deems appropriate in connection with the promotion and sale of the Shares, which may include advertising, compensation of
underwriters,   dealers  and  sales  personnel,  the  printing  and  mailing  of
Prospectuses to prospective shareholders other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into dealer
agreements  and  other  selling   agreements  with   broker-dealers   and  other
intermediaries; provided, however, that Distributor shall have no obligation to make any payments to any third parties, whether as finder's fees, compensation or otherwise, unless (i) Distributor has received a corresponding payment from the applicable Fund's Distribution Plan (as defined in Section 2 of this Agreement), the Fund's investment adviser (the "Adviser") or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Trust's Board of Trustees.

         1.4 In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

         1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Trust's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.6 The Trust agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified shares for sale, and the Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

         1.7 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such supplemental information will fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as the Distributor may reasonably request.

         1.8  The  Trust   represents  and  warrants  to  Distributor  that  all
registration statements, and each Prospectus, filed by the Trust with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder. The registration statement


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and  Prospectus  shall contain all  statements  required to be stated therein in conformity with said Acts and the rules and regulations of the Commission thereunder, and all statements of fact contained in any such registration statement and Prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose any amendment or amendments and/or supplement or supplements within 15 days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.9 The Trust authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Trust from time to time in connection with the sale of the Shares.

         1.10 The Distributor may utilize agents in its performance of its services and, with prior notice to the Trust, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Trust (individually, a "Sub-Agent") to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Trust, and that the Distributor shall be fully responsible for the acts of such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

         1.11 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. The Trust agrees to indemnify, defend and hold harmless the Distributor, its officers, partners, employees, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act (collectively, "Distributor Indemnitees"), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims,


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demands or liabilities  and any  reasonable  counsel fees incurred in connection therewith) (collectively, "Claims") which the Distributor Indemnitees may incur under the Securities Act or under common law or otherwise (a) as the result of the Distributor acting as distributor of the Funds and entering into selling
agreements,   participation  agreements,  shareholder  servicing  agreements  or similar agreements with financial intermediaries on behalf of the Trust; (b) arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements
therein  not  misleading,   in  either  case  notwithstanding  the  exercise  of
reasonable care in the preparation or review thereof by the Distributor; or (c) arising out of or based upon the electronic processing of orders over the internet at the Trust's request; provided, however, that the Trust's agreement to indemnify the Distributor Indemnitees pursuant to this Section 1.11 shall not be construed to cover any Claims (A) pursuant to subsection (b) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement; or (C) arising out of or based upon the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.

         In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall provide the Trust with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within 10 days of such receipt. The Trust will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Trust's part, the Distributor shall have the right to participate in the defense. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Trust does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Trust, the Trust will reimburse the Distributor Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.11. The Trust's indemnification agreement contained in this Section 1.11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.


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         1.12 The Distributor agrees to indemnify,  defend and hold harmless the
Trust, its officers, Trustees, employees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act (collectively, Trust Indemnitees), from and against any and all Claims which the Trust Indemnitees may incur under the Securities Act or under common law or otherwise, arising out of or based upon (a) any untrue statement, or alleged untrue statement, of a
material  fact  contained  in  any  registration   statement,   Prospectus,   or
Trust-related advertisement or sales literature, or upon any omission, or alleged omission, to state a material fact in such materials that would be
necessary  to  make  the  information  therein  not  misleading,   which  untrue
statement,  alleged  untrue  statement,   omission,  or  alleged  omission,  was
furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Distributor for use in the registration
statement  or  in   corresponding   statements  made  in  the   Prospectus,   or
advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties, or the Distributor's reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder (other than in respect of Trust-related advertisements or sales literature that fails to comply with applicable laws notwithstanding the exercise of reasonable care in the preparation and review thereof by the Distributor).

         In the event of a Claim for which the Trust Indemnitees may be entitled to indemnification hereunder, the Trust shall provide the Distributor with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the
Distributor's part, the Trust shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Trust reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Trust Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.12. The Distributor's indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees, and shall survive the delivery of any Shares.

         1.13 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be


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suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Securities Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering shares until it has received from the Trust written notice of such events, and (b) nothing contained in this Section
1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's Prospectus, Agreement and Declaration of Trust, or Bylaws.

         1.14 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

              (a) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

              (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

              (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

              (d) of any action of the Commission with respect to any amendment to any registration statement or Prospectus which may from time to time be filed with the Commission, which could reasonably be expected to have a material negative impact upon the offering of Shares.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

2.       FEES.

         2.1 Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the "Distribution Plan"). The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan. For its services under this Agreement, the Distributor shall be compensated as set forth on Schedules C and D to this Agreement. If the Funds have a Distribution Plan that permits and authorizes them to compensate the Distributor and required board approvals have been given, then the Funds shall be responsible for all such compensation or such portions of it as have been permitted and authorized under the Distribution Plan. If the Funds are not permitted and authorized to compensate the Distributor in full in accordance with Schedules C and D, then the Adviser shall agree with the Distributor in a separate instrument that the Adviser


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shall  compensate the  Distributor  in accordance  with Schedules C and D to the extent that the Funds are not so permitted or authorized. The fees set forth on Schedules C and D are subject to change by Distributor upon 30 days advance notice.

         2.2 If: (i) the Distributor properly receives fees from the Funds under the Distribution Plan, other than for services rendered or expenses incurred, that the Distributor is not obligated to pay to third party broker-dealers, plan administrators or others ("Retained Fees"), and (ii) the Funds have authority under the Distribution Plan to pay for some or all of the Distributor's services under this Agreement ("Permitted Services"), then all of the Retained Fees will either be (a) returned to the funds and/or (b) credited against the compensation payable by the funds to the Distributor for Permitted Services; provided, however, that in no event shall any Retained Fees be applied in a manner that results in a reduction of any obligation of the Adviser to compensate the Distributor for services under this Distribution Agreement.

3.       SALE AND PAYMENT.

         3.1 Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds." Funds that issue CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds." Front-end Load Funds and CDSL Funds may individually or collectively be referred as "Load Funds." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

         3.2 The Distributor shall have the right to offer Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

         3.3 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in New York cleared funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.


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4.       PUBLIC OFFERING PRICE.

         The public offering price of a Load Share shall be the net asset value of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the then-current Prospectus of the Load Fund.

5.       ISSUANCE OF SHARES.

         The Trust reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

6.       TERM, DURATION AND TERMINATION.

         This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such
Fund) and, unless sooner terminated as provided herein, shall continue through December 12, 2007. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with 60 days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.       PRIVACY.

         Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any


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nonpublic  personal  financial   information   relating  to  present  or  former
shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

8.       ANTI-MONEY LAUNDERING COMPLIANCE.

         8.1  Each  of  Distributor  and  the  Trust  acknowledges  that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

         8.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Trust.

         8.3 Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

9.       NOTICES.

         Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it c/o HSBC Investments (USA) Inc., 452 5th Avenue, 18th Floor, New York, New York 10018, Attn: Richard A. Fabietti; with a copy to the Company at 3435 Stelzer Road, Columbus, Ohio 43219,
Attn: President; and if to

Distributor,  to it at 100 Summer Street,  Boston,  Massachusetts  02110,  Attn:
Broker Dealer Chief Compliance Officer, with a copy to such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10.      CONFIDENTIALITY.

         During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to the Distributor or the Trust which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information. Each party will protect the other's Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party's Confidential Information other than in connection with its duties and obligations hereunder. Notwithstanding the foregoing, a party may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

10.      GOVERNING LAW .

         This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.

11.      PRIOR AGREEMENTS.

         This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

12.      AMENDMENTS.

         No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

13.      MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST.

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust as provided in the Trust's Declaration of Trust.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                           HSBC Investor Funds


                                           By: /s/ Richard A. Fabietti
                                               ---------------------------------
                                           Name:  Richard A. Fabietti
                                           Title: President


                                           Foreside Distribution Services, L.P.


                                           By: /s/ Andrew H. Byer
                                               ---------------------------------
                                           Name:  Andrew H. Byer
                                           Title: Chief Compliance Officer

                                   SCHEDULE A


                                      FUNDS



HSBC Investor Aggressive Growth Strategy Fund
HSBC Investor Bond Fund
HSBC Investor California Tax-Free Money Market Fund
HSBC  Investor Conservative  Growth  Strategy Fund
HSBC Investor Conservative Income Strategy Fund
HSBC Investor Growth and Income Fund
HSBC Investor Growth Fund
HSBC Investor Growth Strategy Fund
HSBC Investor High Yield Fixed Income Fund
HSBC Investor Limited Maturity Fund
HSBC Investor Mid-Cap Fund
HSBC Investor Moderate Growth Strategy Fund
HSBC Investor Money Market Fund
HSBC Investor New York Tax-Free Bond Fund
HSBC Investor New York Tax-Free Money Market Fund
HSBC Investor Opportunity Fund
HSBC Investor Overseas Equity Fund
HSBC Investor Tax-Free Money Market Fund
HSBC Investor U.S. Government Money Market Fund
HSBC Investor U.S. Treasury Money Market Fund
HSBC Investor Value Fund
HSBC Investor Cash Management Money Market Fund

                                   SCHEDULE B

                                DISTRIBUTION PLAN

                   MASTER DISTRIBUTION PLAN FOR CLASS A SHARES


         WHEREAS, HSBC Investor Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets (a "portfolio"); and

         WHEREAS, the Trust employs HSBC Investments (USA) Inc. (the "Adviser") to render investment management services with respect to such separate investment portfolios (the "Funds") as the Trustees shall establish and designate from time to time; and WHEREAS, each Fund issues Class A shares (formerly designated as Class C shares in the case of certain funds); and

         WHEREAS, the Trust employs BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Sponsor"; references herein to the Sponsor shall be deemed to include any person that succeeds to or replaces BISYS as distributor of the Fund's shares) to distribute the shares of each Fund pursuant to the terms of a Distribution Agreement and to render certain management and administrative services necessary for the operation of the Trust pursuant to the terms of an Administration Agreement; and

         WHEREAS, the Trust reimburses the Sponsor for (1) expenses incurred in connection with advertising and marketing the Class A shares of the Funds (the "Shares") and (2) payments to broker-dealers or other financial intermediaries (other than banks) ("Financial Organizations") for services rendered in the distribution of the Shares and for the provision of certain shareholder services with respect to the Shares; and

         WHEREAS, the Board of Trustees of the Trust has determined to amend the Trust's previously approved Amended and Restated Master Distribution Plan and readopt it as the Master Distribution Plan for Class A Shares (the "Plan") and has determined that there is a reasonable likelihood that the Plan will benefit the Trust and the Class A shareholders of the Funds.

         NOW THEREFORE, the Trust hereby adopts the Plan as amended and restated on April 11, 2003, on the following terms and conditions:

         1. The Plan shall pertain to Class A shares of such as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan ("Supplement").

         2. The Trust will reimburse the Sponsor for costs and expenses incurred in connection with the distribution and marketing of the Shares and for the provision of certain shareholder services. Such distribution and shareholder servicing costs and expenses would include (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising, (ii) expenses of sales employees or agents of the Sponsor, including salary, commissions, travel and related expense, (iii) payments to broker-dealers and financial institutions for services in connection with the provision of personal services and shareholder account maintenance services and the distribution of Shares, including fees calculated with reference to the average daily net asset value of the Shares held by shareholders who have a brokerage or other service relationship with the broker-dealer or institution receiving such fees, (iv) costs of printing prospectuses and other materials to be given or sent to prospective investors (including costs and fees incurred in registering the Shares in the states in which they are to be sold) and (v) such other similar services as the Trustees determine to be reasonably calculated to result in the sale of Shares.

         The Sponsor will be reimbursed for such costs, expenses or payments on a monthly basis, subject to an annual limit of the average daily net assets of the Shares of each Fund as shall be set forth with respect to a Fund in any Supplement to the Plan. Payments made out of or charged against the assets of the Shares of a Fund must be in reimbursement for distribution services rendered for or on behalf of the Shares of the Fund or for personal services or shareholder account maintenance services rendered to holders of the Shares. The Sponsor also may receive and retain brokerage commissions with respect to portfolio transactions for a Fund to the extent not prohibited by the Fund's Prospectus or Statement of Additional Information.

         3. As consideration for providing (or causing to be provided) personal services and shareholder account maintenance services, the Sponsor may pay Financial Organizations a fee at an annual rate up to 0.25% of the average daily net assets attributable to the Shares of a Fund for its then-current fiscal year, and be reimbursed therefore under the terms of this Plan.

         4. The Trust shall pay all costs and expenses in connection with preparation, printing and distribution of the Trust's prospectuses and the implementation and operation of the Plan.

         5. The Plan shall not take effect with respect to Shares of a Fund until it has been approved by a vote of at least a majority (as defined in the Act) of the Shares of that Fund. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to the Shares of a Fund if a majority of the Shares of each Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust.

         The Plan shall take effect with respect to Shares of any other Fund established in the Trust provided the Plan is approved with respect to such Fund as set forth in this paragraph and provided the Trustees have executed a Supplement as set forth in paragraph 1.

         6. The Plan shall not take effect with respect to Shares of a Fund until it has been approved, together with any related Agreements and Supplements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

         7. The Plan shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 6.

         8. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         9. Any agreement related to the Plan shall be in writing and shall provide: (a) that such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of a Fund, on not more than 60 days" written notice to any other party to the agreement, and (b) that such agreement shall terminate automatically in the event of its assignment.

         10. The Plan may be terminated at any time, without payment of any penalty, with respect to each Fund, by vote of a majority of the Trustees or by vote of a majority of the Shares of that Fund.

         11. The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which a Fund may bear for distribution of Shares pursuant to the Plan shall be effective only upon approval by a vote of a majority of the Shares of the Fund and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 6 hereof.

         12. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

         13. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 8 hereof for a period of not less than six years from the date of the Plan, the agreements or such report, as the case may be, the first two years of which shall be in an easily accessible place.

                   MASTER DISTRIBUTION PLAN FOR CLASS B SHARES


         WHEREAS, HSBC Investor Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets (a "portfolio"); and

         WHEREAS, the Trust employs HSBC Investments (USA) Inc. (the "Adviser") to render investment management services with respect to such separate investment portfolios (the "Funds") as the Trustees shall establish and designate from time to time; and

         WHEREAS, certain of the Funds propose to issue Class B shares that are subject to a contingent deferred sales charge; and

         WHEREAS, the Trust employs BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Sponsor"; references herein to the Sponsor shall be deemed to include any person that succeeds to or replaces BISYS as distributor of the Fund's shares) to distribute the shares of each Fund pursuant to the terms of a Distribution Agreement and to render certain management and administrative services necessary for the operation of the Trust pursuant to the terms of an Administration Agreement; and

         WHEREAS, the Trust reimburses the Sponsor for (1) expenses incurred in connection with advertising and marketing the Class B shares of the Funds (collectively, the "Class B Shares") and (2) payments to broker-dealers or other financial intermediaries (other than banks) ("Financial Organizations") for services rendered in the distribution of the Class B Shares and for the provision of certain shareholder services with respect to the Class B Shares; and

         WHEREAS, the Board of Trustees of the Trust has determined to adopt this Master Distribution Plan for Class B Shares (the "Plan") and has determined that there is a reasonable likelihood that the Plan will benefit the Trust and the Class B shareholders of the Funds.

         NOW THEREFORE, the Trust hereby adopts the Plan as amended and restated on April 11, 2003 on the following terms and conditions:

         1. The Plan shall pertain to Class B Shares of such Funds as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan ("Supplement").

         2. The Trust will reimburse the Sponsor for costs and expenses incurred in connection with the distribution and marketing of the Class B Shares and for the provision of certain shareholder services. Such distribution and shareholder servicing costs and expenses would include (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising, (ii) expenses of sales employees or agents of the Sponsor, including salary, commissions, travel and related expense, (iii) payments to broker-dealers and financial institutions for services in connection with the distribution of Class B Shares and the provision of personal services and shareholder account maintenance services, including fees calculated with reference to the average daily net asset value of the Class B Shares held by shareholders who have a brokerage or other service relationship with the broker-dealer or institution receiving such fees, (iv) costs of printing prospectuses and other materials to be given or sent to prospective investors (including costs and fees incurred in registering the Class B Shares in the states in which they are to be sold) and
(v) such other similar services as the Trustees determine to be reasonably calculated to result in the sale of Class B Shares.

         The Sponsor will be reimbursed for such costs, expenses or payments on a monthly basis, subject to an annual limit of the average daily net assets of the Class B Shares of each Fund as shall be set forth with respect to a Fund in any Supplement to the Plan and to the limitations on the payment of asset-based sales charges set forth in the National Association of Securities Dealers' Conduct Rules. Payments made out of or charged against the assets of the Class B Shares of a Fund must be in reimbursement for distribution services rendered for or on behalf of the Class B Shares of the Fund or for personal services or shareholder account maintenance services rendered to holders of the Class B Shares. The Sponsor also may receive and retain brokerage commissions with respect to portfolio transactions for a Fund to the extent not prohibited by the Fund's Prospectus or Statement of Additional Information.

         The Trust will pay each person which has acted as principal distributor of such Class B shares its Allocable Portion (as such term is defined in the distribution agreement pursuant to which such person acts or acted as principal distributor of the Class B shares (the "Applicable Distribution Agreement")) of the Distribution Fee in respect of Class B shares of the Fund in consideration of its services as principal distributor for the Class B shares of the Fund. Such person shall be paid its Allocable Portion of such Distribution Fees notwithstanding such person's termination as Distributor of the Class B shares of the Fund, such payments to be changed or terminated only as required by: (i) a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results in a determination by the Trust's independent accountants that any Sales Charges in respect of such Fund, which are not Contingent Deferred Sales Changes and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance with GAAP, each after the effective date of this Plan and restatement; (ii) if in the sole discretion of the Board of Trustees, after due consideration of the relevant factors considered when adopting and/or amending this Plan including the transactions contemplated in that certain Purchase and Sale Agreement entered into between the Fund's Distributor and the commission financing entity, the Board of Trustees determines, subject to its fiduciary duty, that this Plan and the payments thereunder must be changed or terminated notwithstanding, the effect of this action might have on the Fund's ability to offer and sell Class B shares; or (iii) in connection with a Complete Termination of this Plan, it being understood that for this purpose a Complete Termination of this Plan occurs only if this Plan is terminated and the Fund has discontinued the distribution of Class B shares or other back-end load or substantially similar classes of shares. The services rendered by a Distributor for which that Distributor is entitled to receive its Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (as defined in the Applicable Distribution Agreement) (whether of that Fund or a second Fund) taken into account in computing that Distributor's Allocable Portion of the Distribution Fee.

         The obligation of each Fund to pay the Distribution Fee shall terminate upon the termination of this Plan in accordance with the terms hereof. Except as provided in the preceding paragraph, the Fund' obligation to pay the
Distribution Fee to a Distributor of the Class B shares of the Fund shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or the Fund of its right separately to pursue any claims it may have against such Distributor and enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of such Distributor).

         The right of a Distributor to receive the Distribution Fee (but not the relevant distribution agreement or that Distributor's obligations thereunder) may be transferred by that Distributor in order to raise funds which may be useful or necessary to perform its duties as principal underwriter, and any such transfer shall be effective upon written notice form that Distributor to the Trust. In connection with the foregoing, the Fund is authorized to pay all or part of the Distribution Fee directly to such transferee as directed by that Distributor.

         3. As consideration for providing (or causing to be provided) personal services and shareholder account maintenance services, the Sponsor may pay Financial Organizations a fee at an annual rate up to 0.25% of the average daily net assets attributable to the Class B Shares of a Fund for its then-current fiscal year, and be reimbursed therefore under the terms of this Plan.

         4. The Trust shall pay all costs and expenses in connection with preparation, printing and distribution of the Trust's prospectuses and the implementation and operation of the Plan.

         5. The Plan shall not take effect with respect to Class B Shares of a Fund until it has been approved by a vote of at least a majority (as defined in the Act) of the Class B Shares of that Fund. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to the Class B Shares of a Fund if a majority of the Class B Shares of each Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust. The Plan shall take effect with respect to Class B Shares of any other Fund established in the Trust provided the Plan is approved with respect to such Fund as set forth in this paragraph and provided the Trustees have executed a Supplement as set forth in paragraph 1.

         6. The Plan shall not take effect with respect to Class B Shares of a Fund until it has been approved, together with any related Agreements and Supplements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

         7. The Plan shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 6.

         8. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         9. Any agreement related to the Plan shall be in writing and shall provide: (a) that such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of a Fund, on not more than 60 days' written notice to any other party to the agreement, and (b)
that  such  agreement  shall  terminate   automatically  in  the  event  of  its
assignment.

         10. The Plan may be terminated at any time, without payment of any penalty, with respect to each Fund, by vote of a majority of the Trustees or by vote of a majority of the Class B Shares of that Fund.

         11. The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which a Fund may bear for distribution of Class B Shares pursuant to the Plan shall be effective only upon approval by a vote of a majority of the Class B Shares of the Fund and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 6 hereof.

         12. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

         13. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 8 hereof for a period of not less than six years from the date of the Plan, the agreements or such report, as the case may be, the first two years of which shall be in an easily accessible place.

                   MASTER DISTRIBUTION PLAN FOR CLASS C SHARES


         WHEREAS, HSBC Investor Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets (a "portfolio"); and

         WHEREAS, the Trust employs HSBC Investments (USA) Inc. (the "Adviser") to render investment management services with respect to such separate investment portfolios (the "Funds") as the Trustees shall establish and designate from time to time; and

         WHEREAS, certain of the Funds propose to issue Class C shares that are subject to a contingent deferred sales charge; and

         WHEREAS, the Trust employs BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Sponsor"; references herein to the Sponsor shall be deemed to include any person that succeeds to or replaces BISYS as distributor of the Fund's shares) to distribute the shares of each Fund pursuant to the terms of a Distribution Agreement and to render certain management and administrative services necessary for the operation of the Trust pursuant to the terms of an Administration Agreement; and

         WHEREAS, the Trust reimburses the Sponsor for (1) expenses incurred in connection with advertising and marketing the Class C shares of the Funds (collectively, the "Class C Shares") and (2) payments to broker-dealers or other financial intermediaries (other than banks) ("Financial Organizations") for services rendered in the distribution of the Class C Shares and for the provision of certain shareholder services with respect to the Class C Shares; and

         WHEREAS, the Board of Trustees of the Trust has determined to adopt this Master Distribution Plan for Class C Shares (the "Plan") and has determined that there is a reasonable likelihood that the Plan will benefit the Trust and the Class C shareholders of the Funds.

         NOW THEREFORE, the Trust hereby adopts the Plan as amended and restated on April 11, 2003 on the following terms and conditions:

         1. The Plan shall pertain to Class C Shares of such Funds as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan ("Supplement").

         2. The Trust will reimburse the Sponsor for costs and expenses incurred in connection with the distribution and marketing of the Class C Shares and for the provision of certain shareholder services. Such distribution and shareholder servicing costs and expenses would include (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising, (ii) expenses of sales employees or agents of the Sponsor, including salary, commissions, travel and related expense, (iii) payments to broker-dealers and financial institutions for services in connection with the distribution of Class C Shares and the provision of personal services and shareholder account maintenance services, including fees calculated with reference to the average daily net asset value of the Class C Shares held by shareholders who have a brokerage or other service relationship with the broker-dealer or institution receiving such fees, (iv) costs of printing prospectuses and other materials to be given or sent to prospective investors (including costs and fees incurred in registering the Class C Shares in the states in which they are to be sold) and
(v) such other similar services as the Trustees determine to be reasonably calculated to result in the sale of Class C Shares.

         The Sponsor will be reimbursed for such costs, expenses or payments on a monthly basis, subject to an annual limit of the average daily net assets of the Class C Shares of each Fund as shall be set forth with respect to a Fund in any Supplement to the Plan and to the limitations on the payment of asset-based sales charges set forth in the National Association of Securities Dealers' Conduct Rules. Payments made out of or charged against the assets of the Class C Shares of a Fund must be in reimbursement for distribution services rendered for or on behalf of the Class C Shares of the Fund or for personal services or shareholder account maintenance services rendered to holders of the Class C Shares. The Sponsor also may receive and retain brokerage commissions with respect to portfolio transactions for a Fund to the extent not prohibited by the Fund's Prospectus or Statement of Additional Information.

         The Trust will pay each person which has acted as principal distributor of such Class C shares its Allocable Portion (as such term is defined in the distribution agreement pursuant to which such person acts or acted as principal distributor of the Class C shares (the "Applicable Distribution Agreement")) of the Distribution Fee in respect of Class C shares of the Fund in consideration of its services as principal distributor for the Class C shares of the Fund. Such person shall be paid its Allocable Portion of such Distribution Fees notwithstanding such person's termination as Distributor of the Class C shares of the Fund, such payments to be changed or terminated only as required by: (i) a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results in a determination by the Trust's independent accountants that any Sales Charges in respect of such Fund, which are not Contingent Deferred Sales Changes and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance with GAAP, each after the effective date of this Plan and restatement; (ii) if in the sole discretion of the Board of Trustees, after due consideration of the relevant factors considered when adopting and/or amending this Plan including the transactions contemplated in that certain Purchase and Sale Agreement entered into between the Fund's Distributor and the commission financing entity, the Board of Trustees determines, subject to its fiduciary duty, that this Plan and the payments thereunder must be changed or terminated notwithstanding, the effect of this action might have on the Fund's ability to offer and sell Class C shares; or (iii) in connection with a Complete Termination of this Plan, it being understood that for this purpose a Complete Termination of this Plan occurs only if this Plan is terminated and the Fund has discontinued the distribution of Class C shares or other back-end load or substantially similar classes of shares. The services rendered by a Distributor for which that Distributor is entitled to receive its Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (as defined in the Applicable Distribution Agreement) (whether of that Fund or a second Fund) taken into account in computing that Distributor's Allocable Portion of the Distribution Fee.

         The obligation of each Fund to pay the Distribution Fee shall terminate upon the termination of this Plan in accordance with the terms hereof. Except as provided in the preceding paragraph, the Fund' obligation to pay the
Distribution Fee to a Distributor of the Class C shares of the Fund shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or the Fund of its right separately to pursue any claims it may have against such Distributor and enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of such Distributor).

         The right of a Distributor to receive the Distribution Fee (but not the relevant distribution agreement or that Distributor's obligations thereunder) may be transferred by that Distributor in order to raise funds which may be useful or necessary to perform its duties as principal underwriter, and any such transfer shall be effective upon written notice form that Distributor to the Trust. In connection with the foregoing, the Fund is authorized to pay all or part of the Distribution Fee directly to such transferee as directed by that Distributor.

         3. As consideration for providing (or causing to be provided) personal services and shareholder account maintenance services, the Sponsor may pay Financial Organizations a fee at an annual rate up to 0.25% of the average daily net assets attributable to the Class C Shares of a Fund for its then-current fiscal year, and be reimbursed therefore under the terms of this Plan.

         4. The Trust shall pay all costs and expenses in connection with preparation, printing and distribution of the Trust's prospectuses and the implementation and operation of the Plan.

         5. The Plan shall not take effect with respect to Class C Shares of a Fund until it has been approved by a vote of at least a majority (as defined in the Act) of the Class C Shares of that Fund. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to the Class C Shares of a Fund if a majority of the Class C Shares of each Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust. The Plan shall take effect with respect to Class C Shares of any other Fund established in the Trust provided the Plan is approved with respect to such Fund as set forth in this paragraph and provided the Trustees have executed a Supplement as set forth in paragraph 1.

         6. The Plan shall not take effect with respect to Class C Shares of a Fund until it has been approved, together with any related Agreements and Supplements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

         7. The Plan shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 6.

         8. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         9. Any agreement related to the Plan shall be in writing and shall provide: (a) that such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of a Fund, on not more than 60 days' written notice to any other party to the agreement, and (b)
that  such  agreement  shall  terminate   automatically  in  the  event  of  its
assignment.

         10. The Plan may be terminated at any time, without payment of any penalty, with respect to each Fund, by vote of a majority of the Trustees or by vote of a majority of the Class C Shares of that Fund.

         11. The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which a Fund may bear for distribution of Class C Shares pursuant to the Plan shall be effective only upon approval by a vote of a majority of the Class C Shares of the Fund and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 6 hereof.

         12. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

         13. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 8 hereof for a period of not less than six years from the date of the Plan, the agreements or such report, as the case may be, the first two years of which shall be in an easily accessible place.

                                   SCHEDULE C

                         COMPENSATION OF THE DISTRIBUTOR

1. BASIC DISTRIBUTION SERVICES. For providing the distribution entity and related infrastructure and platform, including requisite registrations and qualifications, premises, personnel, compliance, ordinary fund board meeting preparation, maintenance of selling agreements, clearance of advertising and sales literature with regulators, filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives' meeting examination requirements) and their related registrations and fees, ordinary supervisory services, and overhead, the Distributor shall receive an annual fee of $37,500.

2. SPECIAL DISTRIBUTION SERVICES. For special distribution services, including those set forth on Schedule D to this Agreement, such as additional personnel, registrations, marketing services, printing and fulfillment, website services, proprietary distribution expertise for particular circumstances, and any other services in addition to the basic distribution services covered by Paragraph 1 above, the Distributor shall be reimbursed promptly upon invoicing its expenses for such services, including: (a) all costs to support additional personnel; (b) regulatory fees including FINRA CRD costs associated with marketing materials; and (c) printing, postage and fulfillment costs, and (d) amounts payable under additional agreements to which Distributor is a party.

3. SPECIAL CONDUIT SITUATIONS. If the Distribution Plan, or any other Fund plans of distribution under Rule 12b-1 that contemplate up front and/or recurring commission and/or service payments to broker dealers, retirement plan administrators or others by the Distributor with respect to back-end loads, level loads, or otherwise, unless expressly agreed otherwise in writing between the parties, all such payments shall be made to the Distributor, which shall act as a conduit for making such payments to such broker-dealers, retirement plan administrators or others.

4. OTHER PAYMENTS BY THE DISTRIBUTOR. If the Distributor is required to make any payments to third parties in respect of distribution, which payments are contemplated by the parties to the distribution agreement or otherwise arise in the ordinary course of business, the Distributor shall be promptly reimbursed for such payments upon invoicing them.

                                   SCHEDULE D


                     SPECIAL DISTRIBUTION SERVICES AND FEES


--------------------------------------------------------------------------------------------------
SERVICES                                           FEES
--------------------------------------------------------------------------------------------------
1.  WHOLESALING PERSONNEL SERVICES                 WHOLESALING PERSONNEL SERVICES FEES

Wholesaling   Personnel   may   be   external      For   each   individual    constituting   the
wholesalers and/or internal wholesalers.           Wholesaling   Personnel   employed   by   the
                                                   Distributor  pursuant to this Agreement,  the
Services  include  soliciting  support of the      Distributor  shall receive annually an amount
Funds   with    selling    broker    dealers;      equal to the sum of:
participating   in   promotional    meetings,
presentations,   conferences  and  other  and      (i) all  compensation  paid  annually  by the
forums;  identifying high potential personnel      Distributor to the employee; plus
of the Adviser and  selling  broker  dealers;
and  assisting  with mail  solicitations  and      (ii) a management oversight fee equal to:
literature fulfillment.
                                                        (a)  if   one   to   four    Wholesaling
                                                             Personnel are employed,  30% of the
                                                             salary  compensation  and 5% of the
                                                             bonus or  commission  compensation,
                                                             or

                                                        (b)  if   five   or   more   Wholesaling
                                                             Personnel are employed,  25% of the
                                                             salary  compensation  and 5% of the
                                                             bonus or  commission  compensation;
                                                   plus

                                                   (iii) 18% of the total compensation (covering
                                                   costs of the Distributor's  employee benefits
                                                   that are provided by the Distributor).

                                                   In  addition,   the   Distributor   shall  be
                                                   reimbursed  for all related costs to support,
                                                   educate  and  train and  maintain  compliance
                                                   oversight of Wholesaling  Personnel and other
                                                   personnel such as sales management, marketing
                                                   and    performance     reporting    personnel
                                                   (including  time  and  expenses,   continuing
                                                   education,  seminars, rent, supplies,  phone,
                                                   computers,     firm     element,     license,
                                                   registration)

                                                   Upon any termination of Wholesaling Personnel
                                                   at  the   request   of  the   Funds  or  upon
                                                   termination  of this  Agreement  by the Funds
                                                   for  any  reason   other  than   cause,   the
                                                   Distributor  will be reimbursed its severance
                                                   costs  with   respect   to  such   terminated
                                                   Wholesaling Personnel.
--------------------------------------------------------------------------------------------------

EXPENSES APPLICABLE TO SPECIAL DISTRIBUTION SERVICES

Except as expressly set forth above, out-of-pocket expenses incurred by Distributor in the performance of its services under this Agreement are not included in the above fees. Such out-of-pocket expenses may include, without limitation:

o    reasonable travel and entertainment costs;

o expenses incurred by the Distributor in qualifying, registering and maintaining the registration of the Distributor and each individual comprising Wholesaling Personnel as a registered representative of the Distributor under applicable federal and state laws and rules of the FINRA, e.g., CRD fees and state fees;

o    Sponsorships, Promotions, Sales Incentives;

o any and all compensation to be paid to a third party as paying agent for distribution activities (platform fees, finders fees, sub-TA fees, 12b-1 pass thru, commissions, etc.);

o costs and expenses incurred for telephone service, photocopying and office supplies;

o    advertising costs;

o costs for printing, paper stock and costs of other materials, electronic transmission, courier, talent utilized in sales materials (e.g. models), design output, photostats, photography, and illustrations;

o    packaging, shipping, postage, and photocopies; and

o taxes that are paid or payable by the Distributor or its affiliates in connection with its services hereunder, other than taxes customarily and actually imposed upon the income that the Distributor receives hereunder.